Exhibit 99.2  -  Report of Management as to compliance with minimum
		 servicing standards for the year ended December 31, 2005


a) AURORA LOAN SERVICES
   A Lehman Brothers Company


		Management's Assertion on Compliance
	 with the Specified Miminum Servicing Standards Set Forth in the Uniform Single Attestation Program for Mortgage Bankers

			Report of Management

We, as members of management of Aurora Loan Services LLC (the "Company"), are responsible for complying with the servicing standards identified in the attached Exhibit A (the "specified minimum servicing standards") as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of the Company's compliance with the specified minimum servicing standards as of November 30, 2005 and for the year then ended. Based on this evaluation, we assert that during the year ended November 30, 2005, the Company complied, in all material respects, with the specified minimum servicing standards.

As of November 30, 2005 and for the year then ended, the Company had in effect a fidelity bond in the amount of $110,000,000 and an errors and omissions policy in the amount of $150,000,000.



					Very truly yours,


					/s/ Rick Skogg
					Rick Skogg
					Co-Chief Operating Officer



					/s/ Roy Browning
					Roy Browning
					Chief Financial Officer



					/s/ William Napier
					William Napier
					Controller


February 17, 2006




------------------------------------------------------------------------

AURORA LOAN SERVICES
A Lehman Brothers Company
							Exhibit A

		Specified Minimum Servicing Standards

I. Custodial Bank Accounts


    1.	Reconciliations shall be prepared on a monthly basis for all
	custodial bank accounts and related bank clearing accounts. These reconciliations shall:

	a. be mathematically accurate;

	b. be prepared within forty-five (45) calendar days after the cutoff date. The cutoff date is the date as of which a bank account is reconciled every month. It may, or may not, coincide with a prescribed investor reporting date but shall be consistent from period to period;

	c. be reviewed and approved by someone other than the person who prepared the reconciliation; and

	d. document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

    2.	Funds of the servicing entity shall be advanced in cases where
	there is an overdraft in an investor's or a mortgagor's account.

    3.	Each custodial account shall be maintained at a federally
	insured depository institution in trust for the applicable investor.

    4.	Escrow funds held in trust for a mortgagor shall be returned to
	the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II. Mortgage Payments

    1.	Mortgage payments shall be deposited into the custodial bank
	accounts and related bank clearing accounts within two (2) business days of receipt.

    2.	Mortgage payments made in accordance with the mortgagor's loan
 	documents shall be posted to the applicable mortgagor records within two (2) business days of receipt.

    3.	Mortgage payments shall be allocated to principal, interest,
	insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

    4.	Mortgage payments identified as loan payoffs shall be allocated
 	in accordance with the mortgagor's loan documents.

III. Disbursements

    1. 	Disbursements made via wire transfer on behalf of a mortgagor
	or investor shall be made only by authorized personnel.

    2. 	Disbursements made on behalf of a mortgagor or investor shall
       	be posted within two (2) business days to the mortgagor's or investor's records maintained by the servicing entity.

    3.	Tax and insurance payments shall be made on or before the
	penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

    4.	Any late payment penalties paid in conjunction with the
	payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

    5.	Amounts remitted to investors per the servicer's investor
	reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

    6.	Unissued checks shall be safeguarded so as to prevent
	unauthorized access.

IV. Investor Accounting and Reporting

    1.	The servicing entity's investor reports shall agree with, or
 	reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.  Mortgagor Loan Accounting

    1.	The servicing entity's mortgage loan records shall agree with,
 	or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

    2.	Adjustments on adjustable rate mortgage (ARM) loans shall be
	computed based on the related mortgage note and any ARM rider.

    3.	Escrow accounts shall be analyzed, in accordance with the
	mortgagor's loan documents, on at least an annual basis.

    4.	Interest on escrow accounts shall be paid, or credited, to
	mortgagors in accordance with the applicable state laws.

VI.  Delinquencies

    1. 	Records documenting collection efforts shall be maintained
	during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (i.e., illness or unemployment).

VII.  Insurance Policies

    1.	A fidelity bond and errors and omissions policy shall be
	in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.



b) [chase logo]

Exhibit I

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 13, 2006

As of and for the year ended December 31, 2005, Chase Home Finance LLC (the "Company") has complied in all material repects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). These Standards are applicable only to the Company's prime and subprime mortgage portfolios.

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $250,000,000 and $25,000,000 respectively.



/s/ Kim Greaves                                      /s/ Jim Miller
Kim Greaves                                          Jim Miller
Senior Vice President                                Senior Vice President
Chase Home Finance LLC                               Chase Home Finance LLC



/s/ Scott Powell
Scott Powell
CEO
Chase Home Finance LLC


c) [HomEq Servicing logo]



			Management's Assertion




As of and for the year ended December 31, 2005, HomEq Servicing Corporation (the"Company") complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy both in the amount of $20 million.



HomEq Servicing Corporation

/s/ Arthur Q. Lyon					February 24, 2006
Arthur Q. Lyon
President



/s/ Keith G. Becher					February 24, 2006
Keith G. Becher
Chief Operating Officer


d) [chase logo]

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 13, 2006

As of and for the year ended December 31, 2005, JPMorgan Chase Bank, National Association (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") solely as they relate to standard VII, Insurance Policies (the "Applicable Standard"). The Company uses subservicing organizations to perform the servicing obligations subject to minimum servicing standards I-VI of USAP.

As of and for the same period, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $250,000,000 and $25,000,000 respectively.

Attached to this Management Assertion are the independent auditors' reports on the subservicng organizations' compliance with the minimum servicing standards related to the servicing obligations performed.



/s/ Kim Greaves					/s/ Jim Miller
Kim Greaves                                     Jim Miller
Vice President					Vice President
JPMorgan Chase Bank, N.A.			JPMorgan Chase Bank, N.A.



/s/ Scott Powell
Scott Powell
Senior Vice President
JPMorgan Chase Bank, N.A.



e) [Option One Mortgage logo]                                 [H&R Block logo]


                          Management Assertion


As of and for the year ended December 31, 2005, Option One Mortgage Corporation Complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Option One Mortgage Corporation had in effect a fidelity bond and errors and omissions policy in the amounts of $70,000,000 and $10,000,000 respectively.


/s/ Robert E. Dubrish
Robert E. Dubrish, Chief Executive Officer


/s/ William L. O'Neill
William L. O'Neill, Chief Financial Officer


/s/ Matthew A. Engel
Matthew A. Engel, Controller


/s/ Fabiola Camperi
Fabiola Camperi, Chief Servicing Officer




f)[Wells Fargo Home Mortgage. logo]  		          1 Home Campus
						          Des Moines, IA 50328



          Assertion of Management of Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.



As of and for the year ended December 31, 2005, Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A. (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of and for this same period, the Company had in effect a fidelity bond along with an errors and omissions policy in the amounts of $100 million and $20 million, respectively.




/s/ Michael J. Heid                                           February 21,2006
Michael J. Heid, Division President, Capital Markets, Finance, & Administration Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.


/s/ Franklin R. Codel 					      February 21,2006
Franklin R. Codel, Executive Vice President, Finance and Corporate Real Estate Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.


/s/ Mary Coffin         				      February 21,2006
Mary Coffin, Executive Vice President, Servicing & Post Closing
Wells Fargo Home Mortgage, a division of Wells Fargo Bank, NA.


/s/ Cara K. Heiden         				      February 21,2006
Cara K. Heiden, Division President, Nat'l Consumer & Institutional Lending Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.